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                                                                 Exhibit 10-ee




                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
                                         FOR
                                 WILLIAM J. CADOGAN

                          First Effective November 1, 1990





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                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
                                         FOR
                                 WILLIAM J. CADOGAN

                                  TABLE OF CONTENTS

                                                                          PAGE

SECTION 1.  INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . .     1

     1.1  Basis of Agreement
     1.2. Definitions
          1.2.1.    Accrued Benefit
          1.2.2.    Actuarial Equivalent
          1.2.3.    Average Monthly Compensation
          1.2.4.    Board of Directors
          1.2.5.    Change in Control
          1.2.6.    Compensation
          1.2.7.    Disability, Disabled
          1.2.8.    Effective Date
          1.2.9.    Employer
          1.2.10.   Qualified Plans Benefit
          1.2.11.   Single Life Annuity
          1.2.12.   Social Security Benefit
          1.2.13.   Supplemental Retirement Benefit
          1.2.14.   Termination of Employment
     1.3. Rules of Interpretation

SECTION 2.  SUPPLEMENTAL RETIREMENT INCOME BENEFIT . . . . . . . . . .     5

     2.1. Supplemental Retirement Benefit
          2.1.1.    When Available
          2.1.2.    Amount
          2.1.3.    Form of Pension
     2.2. No Other Benefits
     2.3. Facility of Payment
     2.4. Forfeiture of Benefits

SECTION 3.  DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . .     7

     3.1. Death Before Benefit Commencement
          3.1.1.    When Available
          3.1.2.    Amount
          3.1.3.    Form of Benefit

SECTION 4.  FUNDING OF PLAN  . . . . . . . . . . . . . . . . . . . . .     7

     4.1. Unfunded Agreement
     4.2. Spendthrift Provisions

SECTION 5.  AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . .     8

SECTION 6.  DETERMINATIONS - RULES AND REGULATIONS . . . . . . . . . .     8

     6.1. Determinations
     6.2. Rules and Regulations
     6.3. Method of Executing Instruments

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     6.4. Claims Procedure
          6.4.1.    Original Claim
          6.4.2.    Claims Review Procedure
          6.4.3.    General Rules

SECTION 7.  PLAN ADMINISTRATION. . . . . . . . . . . . . . . . . . . .     9

     7.1. Employer
          7.1.1.    Officers
          7.1.2.    Delegation By Board
          7.1.3.    Non-Delegable Functions
     7.2. Administrator
     7.3. Service of Process

SECTION 8.  MISCELLANEOUS RULES  . . . . . . . . . . . . . . . . . . .     10

APPENDIX A.  DETERMINATION OF ACTUARIAL EQUIVALENT
     TO SINGLE LIFE ANNUITY  . . . . . . . . . . . . . . . . . . . . .     A-1

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                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
                                         FOR
                                 WILLIAM J. CADOGAN

          This Agreement made and entered into as of November 1, 1990 by and between WILLIAM J. CADOGAN and ADC TELECOMMUNICATIONS, INC., a Minnesota corporation, (hereinafter the "Employer").


                                    SECTION 1

                                  INTRODUCTION

1.1  BASIS OF AGREEMENT.  In consideration of the services performed by WILLIAM
J. CADOGAN for the Employer in the past and to be performed in the future, the Employer hereby agrees to pay, in addition to other consideration to be provided by the Employer, deferred compensation to him under the terms and conditions hereinafter set forth. This Agreement creates an unfunded, nonqualified plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as contemplated by the Employee Retirement Income Security Act of 1974 ("ERISA") and shall be construed and administered accordingly.

1.2. DEFINITIONS. When used herein with initial capital letters, the following words have the following meanings:

     1.2.1. ACCRUED BENEFIT - the dollar amount determined for WILLIAM J. CADOGAN as of the date of his Termination of Employment (and payable monthly to him in the Single Life Annuity form, beginning on the first day of the calendar month following his Termination of Employment or age sixty (60) years, if later) equal to the product of (a) multiplied by (b):

     (a)  FULL SUPPLEMENT.  A dollar amount equal to:

          (i) Fifty percent (50%) of his Average Monthly Compensation determined as of the date of his Termination of Employment, minus

          (ii) The sum of: (A) his Qualified Plans Benefit determined as of one day before the date of his Termination of Employment, and (B) fifty percent (50%) of the monthly amount of his Social Security Benefit determined as of one day before the date of his Termination of Employment.

     (b)  SERVICE RATIO.  A fraction, not greater than one (1):

          (i) The numerator of which is the total years and fractions of years of his service with the Employer from the Effective Date through and including the date of his Termination of Employment, and

          (ii) The denominator of which is eight (8).

     1.2.2. ACTUARIAL EQUIVALENT - a benefit of equivalent value computed on the basis of actuarial tables, factors and assumptions set forth in this Agreement (including the Appendix A to this Agreement).




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     1.2.3.    AVERAGE MONTHLY COMPENSATION - one-sixtieth (1/60th) of the total dollar amount of Compensation attributable to the sixty (60) consecutive calendar months ending immediately before WILLIAM J. CADOGAN'S Termination of Employment subject, however, to the following:

     (a) LESS THAN 5 YEARS. If he shall have received Compensation attributable to less than all of the sixty (60) consecutive calendar months ending immediately before the Termination of Employment, his Average Monthly Compensation shall be equal to the total of all the Compensation attributable to all calendar months to which any of his Compensation is attributable divided by the greatest number of consecutive calendar months to which any of his Compensation is attributable.

     (b) FIVE-YEAR LIMIT. In determining his Average Monthly Compensation, there shall be disregarded all Compensation attributable any calendar months other than the sixty (60) consecutive calendar months ending immediately before the Termination of Employment.

     (c) NO COMPENSATION. The absence of Compensation in any calendar month shall not affect the requirement that only sixty (60) consecutive calendar months ending immediately before the Termination of Employment be considered in determining Average Monthly Compensation.

     1.2.4. BOARD OF DIRECTORS - the Board of Directors of the Employer or a duly authorized committee of less than all the Directors.

     1.2.5.    CHANGE IN CONTROL - an event defined as a Change in Control in section 7.6.2 of the ADC TELECOMMUNICATIONS, INC. PENSION PLAN (1885 Restatement), as that document and that definition may exist from time to time.

     1.2.6. COMPENSATION - amounts paid to WILLIAM J. CADOGAN by the Employer and all affiliates for services rendered, reported as income subject to federal income taxes on Treasury Form W-2 for the applicable year; subject, however, to the following:

     (a)  EXCLUDED ITEMS.  In determining his Compensation, there shall be
          (i) all discretionary bonuses not paid pursuant to a formal plan, and
          (ii) all foreign service allowances, foreign tax equalization payments, expense reimbursements, moving expense payments or other similar extra compensation, and (iii) all noncash remuneration and
          (iv) all deferred compensation (except as provided in (b) below), excess life insurance premiums, the value of stock options (whether or not exercised), and (iv) the value of restricted stock or similar awards and any cash payments made in connection with any such restricted stock award.

     (b) ADDED ITEMS. Remuneration which would have been paid by the Employer or an affiliate but which was not paid because he entered into an agreement to reduce earnings as a condition of participation in a plan established under section 125 or section 401(k) of the Internal Revenue Code, shall be considered to have been paid at the time when it would have been paid but for such agreement to reduce earnings. Remuneration which would have been paid by the Employer or an Affiliate but which was not paid because he entered into an agreement to defer compensation under a nonqualified plan of deferred compensation shall be considered to have been paid at the time it would have been paid but for such agreement to defer earnings.

     (c) ATTRIBUTION TO PERIODS. His Compensation shall be considered attributable to the calendar month in which it is actually paid (and not when earned or accrued) except that annual incentive payments shall be considered attributable

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          to the last day of the last calendar month in the fiscal period with respect to which they are paid.

     (d) EXCLUDED PERIODS. Amounts attributable to calendar months commencing after the earliest of the date he became Disabled or had a Termination of Employment shall not be taken into account in determining his Compensation.

     (e) FINAL PAYMENTS. Final payments on account of Termination of Employment (I.E., severance payments) and settlement for accrued but unused vacation and sick leave shall not be taken into account in determining his Compensation.

     1.2.7. DISABILITY, DISABLED - a medically determinable physical or mental impairment which constitutes disability under the Employer's separate long term disability plan.

     1.2.8.    EFFECTIVE DATE - November 1, 1990.

     1.2.9. EMPLOYER - ADC TELECOMMUNICATIONS, INC., a Minnesota corporation, and any successor thereof that adopts this Agreement.

     1.2.10.   QUALIFIED PLANS BENEFIT - a dollar amount determined for WILLIAM
J. CADOGAN as of the last day of the calendar month in which his Termination of Employment occurs or, if later, the last day of the calendar month in which he would attain age sixty (60) years (and expressed in terms of a monthly annuity payable to him in the Single Life Annuity form beginning on the first day of the calendar month following his Termination of Employment or, if later, the first day of the calendar month following the date he would attain age sixty years) which is the sum of the:

     (a) accrued benefit developed for him as of the date of his Termination of Employment under all qualified defined benefit pension plans maintained by the Employer when expressed in the form of a Single Life Annuity first payable on the first day of the first calendar month following his Termination of Employment or, if later, the first day of the calendar month following the date he would attain age sixty (60) years; and

     (b) the Actuarial Equivalent monthly amount of annuity payable to him when expressed in the form of a Single Life Annuity beginning on the first day of the first calendar month following his Termination of Employment or, if later, the first day of the calendar month following the date he would attain age sixty (60) years to the extent such benefits are attributable to contributions of the Employer (and exclusive of any benefits attributable to contributions directly or indirectly made by him) under all qualified defined contribution pension, profit sharing or stock bonus plans maintained by the Employer; and

     (c) the Actuarial Equivalent monthly amount of annuity payable to him when expressed in the form of a Single Life Annuity beginning on the first day of the first calendar month following his Termination of Employment or, if later, the first day of the calendar month following the date he would attain age sixty (60) years to the extent such benefits are Employer-provided benefits payable from a nonqualified plan maintained by the Employer for the purpose of providing benefits which cannot be provided from qualified pension, profit sharing or stock bonus plans maintained by the Employer because of limitations on such plans under section 401(a)(17), section 401(k), section 401(m), section 402(g), section 415 and other similar provisions of the Internal Revenue Code.

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     1.2.11.   SINGLE LIFE ANNUITY - a form of annuity that is payable monthly to and for the lifetime of WILLIAM J. CADOGAN, the first such payment to be due on the date specified in Section 2 hereof and the last such payment due on the first day of the calendar month in which his death occurs.

     1.2.12. SOCIAL SECURITY BENEFIT - the monthly amount available for the benefit of WILLIAM J. CADOGAN at:

     (a) at age sixty-two (62) years if his Termination of Employment is before age sixty-two (62) years (calculated on the assumption that he will have no additional earnings from his Termination of Employment until age sixty-two (62) years); or

     (b) the date of his Termination of Employment if his Termination of Employment is after age sixty-two (62) years but before age sixty-five
          (65) years; or

     (c) age sixty-five (65) years, if his Termination of Employment is at or after age sixty-five (65) years;

(excluding amounts available for spouse and dependents) as an old age benefit under the provisions of Title II of the federal Social Security Act in effect on the date of the Termination of Employment (or age sixty-five, if earlier), whether or not payment of such amount is delayed, suspended or forfeited because of failure to apply, acceptance of other work, or any other similar reason within his control. For this purpose, unless he shall have furnished verified proof of wages before his Termination of Employment, he shall be deemed to have had taxable wages at or above the taxable wage base in all years prior to the year of his Termination of Employment.

     1.2.13. SUPPLEMENTAL RETIREMENT BENEFIT - the benefit payable under this Plan upon the Termination of Employment of WILLIAM J. CADOGAN, subject to the conditions and limitations set forth in this Plan Statement.

     1.2.14. TERMINATION OF EMPLOYMENT - a complete severance of WILLIAM J. CADOGAN'S employment relationship with the Employer and its subsidiaries or affiliates, if any, for any reason other than his death. A transfer from employment with the Employer to employment with an affiliate of the Employer shall not constitute a Termination of Employment.

1.3. RULES OF INTERPRETATION. An individual shall be considered to have attained a given age on his birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Agreement or any election or designation made under this Agreement, any individual who feloniously and intentionally kills WILLIAM J. CADOGAN or any surviving spouse shall be deemed for all purposes of this Agreement and all elections and designations made under this Agreement to have died before him or his surviving spouse. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section. In the absence of a conviction of felonious and intentional killing, the Board of Directors shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular paragraph or section of this Agreement unless the context clearly indicates to the contrary. The titles given to the various sections of this Agreement are inserted for convenience of reference only and are not part of this Agreement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Agreement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This instrument has been executed and delivered in the State of Minnesota and has been drawn in

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conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.


                                    SECTION 2

                     SUPPLEMENTAL RETIREMENT INCOME BENEFIT

2.1. SUPPLEMENTAL RETIREMENT BENEFIT.

     2.1.1. WHEN AVAILABLE. Upon the Termination of Employment of WILLIAM J. CADOGAN:

     (a)  at or after his attainment of age fifty (50) years; or

     (b)  at the written request of the Board of Directors; or

     (c)  within six (6) months after a Change in Control; or

     (d)  after, and on account of, his Disability.

and upon the filing of a written application with the Board of Directors, he shall receive a Supplemental Retirement Benefit.

     2.1.2. AMOUNT. The amount of WILLIAM J. CADOGAN'S Supplemental Retirement Benefit shall be the Actuarial Equivalent single lump sum of his Accrued Benefit determined as of his Termination of Employment reduced, however, five-twelfths of one percent (5/12%) for each month by which the payment of the Supplemental Retirement Benefit precedes the last day of the calendar month in which he attains age sixty (60) years.

     2.1.3. FORM OF PENSION. For the purpose of defining the amount of the Supplemental Retirement Benefit in Section 2.1.2, the benefit is derived from a Single Life Annuity, the first payment of which is due on the first day of the calendar month which follows his Termination of Employment or, if later, the first day of the calendar month which follows the date he would attain age sixty
(60) years. Notwithstanding the foregoing, this annuity shall be, in all cases, converted to and paid in the form of an Actuarial Equivalent single lump sum benefit on the first day of the calendar month following his Termination of Employment. Such payment shall be in full and complete discharge of all benefits payable to, or with respect to him under this Agreement including, but not limited to, all survivor benefits and all optional forms of benefit to which he or his spouse might otherwise have been entitled. The consent of a spouse, joint annuitant or beneficiary shall not be required before making the single lump sum payment herein described.

2.2. NO OTHER BENEFITS. No benefits are available under this Plan upon the Termination of Employment of WILLIAM J. CADOGAN before he is entitled to the Supplemental Retirement Benefit specifically enumerated herein.

2.3. FACILITY OF PAYMENT. In case of the legal disability, including minority, of WILLIAM J. CADOGAN, joint annuitant or beneficiary entitled to receive any distribution under the Agreement, payment shall be made, if the Board of Directors shall be advised of the existence of such condition:

     (a) to his or her duly appointed guardian, conservator or other legal representative, or

     (b) to a person or institution entrusted with the care or maintenance of the incompetent or disabled person, provided such person or institution has satisfied the Board of Directors that the payment will be used for the best

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          interest and assist in the care of such person, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such person.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Employer and the Board of Directors.

2.4. FORFEITURE OF BENEFITS. All unpaid benefits under this Plan payable to or with respect to WILLIAM J. CADOGAN, including without limiting the generality of the foregoing, undistributed commuted values, shall be immediately and permanently forfeited upon the determination by the Board of Directors that he, either before or after Termination of Employment:

              (i) engaged in a felonious or fraudulent conduct resulting in material harm to the Employer or an affiliate; or

             (ii) made an unauthorized disclosure to a competitor of any material confidential information, trade information, or trade secrets of the Employer or an affiliate; or

            (iii) provided the Employer or an affiliate with materially false reports concerning his business interests or employment; or

            (iv) made materially false representations which are relied upon by the Employer or an affiliate in furnishing information to shareholders, accountants, a stock exchange, the Securities and Exchange Commission or public or private regulatory body; or

             (v) maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by him to the Employer or an affiliate; or

            (vi) engaged in conduct causing a serious violation of state or federal law by the Employer or an affiliate; or

           (vii) engaged in the theft of assets or funds of the Employer or an affiliate; or

          (viii) has been convicted of any crime which directly or indirectly arose out of his employment relationship with the Employer or an affiliate or materially affected his ability to discharge the duties of his employment with the Employer or an affiliate; or

            (ix) engaged during his employment in any employment or self-employment with a competitor of the Employer or an affiliate; or

             (x) engaged during a period of two (2) years after his voluntary termination of employment with the Employer in any employment or self-employment with a competitor of the Employer or an affiliate within the geographical area which is then served by the Employer or the affiliate.

He shall be notified within thirty (30) days of any such decision by the Board of Directors. He may contest such action by filing a claim as prescribed in
Section 6.4.

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                                    SECTION 3

                                 DEATH BENEFITS

3.1. DEATH BEFORE BENEFIT COMMENCEMENT.

     3.1.1.    WHEN AVAILABLE.  If upon the death of WILLIAM J. CADOGAN he:

     (a) had not yet begun to receive any payment of the Supplemental Retirement Benefit under the Agreement, and

     (b) was married and had been married for the one (1) year preceding his death, and

     (c)  was entitled to some Accrued Benefit immediately before his death;

a lump sum survivor benefit shall be payable to the surviving spouse to whom he was married for at least one (1) year ending on the date of death.

     3.1.2.    AMOUNT.  The amount of the lump sum survivor benefit shall be:

     (a) If he had not Terminated Employment at the date of his death, the amount shall be the 85% of Actuarially Equivalent single lump sum which he would have received if he had Terminated Employment on the date of his death at the written request of the Board of Directors (and not by reason of his death).

     (b) If he had Terminated Employment at the date of his death and had not received the payment to which he was entitled under Section 2.1, the amount shall be the amount, if any, which he would have received, if any, under Section 2.1 if he had lived to receive such amount.

     3.1.3. FORM OF BENEFIT. The lump sum survivor benefit shall be due on the first day of the calendar month after the death of WILLIAM J. CADOGAN. No other death benefit shall be payable with respect to him if he dies under these circumstances. No death benefit shall be payable with respect to him if he dies under any other circumstances.


                                    SECTION 4

                                 FUNDING OF PLAN

4.1. UNFUNDED AGREEMENT. All benefits payable under this Agreement shall be paid exclusively from the general assets of the Employer. No fund or trust shall be established apart from the general assets of the Employer for the purposes of this Agreement. No assets or property shall be segregated or set apart from the general assets of the Employer for the purpose of funding this Agreement. The rights of WILLIAM J. CADOGAN under this Agreement (or of any surviving spouse with respect to him) shall be solely those of an unsecured general creditor of the Employer. If, for its own internal purposes, the Employer elects to purchase life insurance policies on his life or any other assets in connection with this Agreement, he will not be the beneficial owner or beneficiary of such policies or assets (all such rights being retained by the Employer) and shall not have any preferred claim or interest in any such policies, assets or the proceeds thereof. The Employer makes no representation that it will actually use any life insurance policies, other assets or proceeds of the same which it may acquire for the purpose of paying any benefits under this Agreement.

4.2. SPENDTHRIFT PROVISIONS. Neither WILLIAM J. CADOGAN nor his surviving spouse shall have any transferrable interest in any benefit nor shall he or his surviving spouse have any power to

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

anticipate, alienate, dispose of, pledge or encumber the same nor shall the Employer or the Board of Directors recognize any assignment thereof, either in whole or in part, nor shall it be subject to attachment, garnishment, execution following judgment or other legal process.


                                    SECTION 5

                            AMENDMENT AND TERMINATION

This Agreement may be amended and terminated only by the written agreement of the Employer and WILLIAM J. CADOGAN. The rights and obligations of the Employer and him shall be binding upon them and their heirs, successors and assigns.


                                    SECTION 6

                     DETERMINATIONS - RULES AND REGULATIONS

6.1. DETERMINATIONS. The Board of Directors shall make such determinations as may be required from time to time in the administration of the Agreement. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof nor be charged with any notice to the contrary.

6.2. RULES AND REGULATIONS. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Board of Directors.

6.3. METHOD OF EXECUTING INSTRUMENTS. Information to be supplied or written notices to be made or consents to be given by the Employer or the Board of Directors pursuant to any provision of this Agreement may be signed in the name of the Employer by any officer thereof who has been authorized to make such certification or to give such notices or consents or by any Board of Directors member.

6.4. CLAIMS PROCEDURE. Until modified by the Board of Directors, the claims procedure set forth in this Section 6.4 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Agreement. An application for benefits under Section 3 or Section 5 shall be considered as a claim for the purposes of this Section 6.4.

     6.4.1. ORIGINAL CLAIM. WILLIAM J. CADOGAN or his surviving spouse may, if he or she so desires, file with the Board of Directors a written claim for benefits under the Agreement. Within ninety (90) days after the filing of such a claim, the Board of Directors shall notify the claimant in writing whether his claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Board of Directors shall state in writing:

     (a)  the specific reasons for the denial;

     (b) the specific references to the pertinent provisions of this Agreement on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d) an explanation of the claims review procedure set forth in this section.

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     6.4.2.    CLAIMS REVIEW PROCEDURE.  Within sixty (60) days after receipt of notice that his claim has been denied in whole or in part, the claimant may file with the Board of Directors a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Board of Directors shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

     6.4.3.    GENERAL RULES.

     (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Board of Directors may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Board of Directors upon request.

     (b) All decision on claims and on requests for a review of denied claims shall be made by the Board of Directors.

     (c) The Board of Directors may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

     (d) A claimant may be represented by a lawyer or other representative (at their own expense), but the Board of Directors reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to receive copies of notices sent to the claimant.

     (e) The decision of the Board of Directors on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

     (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his representative shall have a reasonable opportunity to review a copy of this Agreement and all other pertinent documents in the possession of the Employer, and the Board of Directors.


                                    SECTION 7

                               PLAN ADMINISTRATION

7.1. EMPLOYER.

     7.1.1. OFFICERS. Functions generally assigned to the Employer shall be discharged by the officers of ADC TELECOMMUNICATIONS, INC. (other than WILLIAM
J. CADOGAN) or delegated and allocated as provided herein.

     7.1.2. DELEGATION BY BOARD. Except as hereinafter provided, the Board of Directors of ADC TELECOMMUNICATIONS, INC. may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Employer hereunder as it may from time to time deem advisable.

7.1.3. NON-DELEGABLE FUNCTIONS.  The Board of Directors of ADC
TELECOMMUNICATIONS, INC. shall have the exclusive authority, which authority may not be delegated, to act for the Employer to amend this Agreement and to terminate the Agreement.

7.2. ADMINISTRATOR. ADC TELECOMMUNICATIONS, INC. shall be the administrator for purposes of section 3(16)(A) of the Employee Retirement Income Security Act of 1974.

7.3. SERVICE OF PROCESS. In the absence of any designation to the contrary by ADC TELECOMMUNICATIONS, INC., the Secretary of ADC TELECOMMUNICATIONS, INC. is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Agreement in any legal proceeding, including arbitration, involving the Agreement.


                                    SECTION 8

                               MISCELLANEOUS RULES

The continuance of this Agreement shall not be a term of the employment of WILLIAM J. CADOGAN. The Employer shall not be obliged to continue the Agreement. The terms of this Agreement shall not give him the right to be retained in the employment of the Employer. Neither the officers nor the members of the Board of Directors of ADC TELECOMMUNICATIONS, INC. in any way guarantee the payment of any benefit or amount which may become due and payable hereunder to him, or surviving spouse. He and surviving spouse shall look solely to the assets of ADC TELECOMMUNICATIONS, INC. for such payments.

IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed as of the day and year first above written:

ADC TELECOMMUNICATIONS, INC.                         WILLIAM J. CADOGAN

By   /s/ Charles M. Denny, Jr.                   /s/ William J. Cadogan
   ------------------------------                -----------------------
    Its  Chairman of the Board
         ------------------------

                                   APPENDIX A

                      DETERMINATION OF ACTUARIAL EQUIVALENT
                             TO SINGLE LIFE ANNUITY


     Section 1. LUMP SUM SETTLEMENTS. When converting benefits to a single lump sum for payment to WILLIAM J. CADOGAN, the benefit to be converted is the Single Life Annuity form payable at the latest date such benefit may commence. When converting benefits to a single lump sum for payment to any other person, the benefit to be converted shall be the benefit payable to such other person at the latest date such benefit may commence. The factors to be used to convert the Single Life Annuity form to a lump sum benefit shall be:

INTEREST ASSUMPTION: One hundred twenty percent (120%) of the interest rate used by the Pension Benefit Guaranty Corporation to value immediate annuities in the event of plan terminations occurring on the first day of the calendar year in which occurs the date as of which the Actuarial Equivalent amount of benefit is being determined

MORTALITY ASSUMPTION: The 1983 Group Annuity Mortality Table (male lives) or a later table adopted by the State of Minnesota Insurance Department as a reserve basis for group annuities issued by life insurance companies doing business in Minnesota


     Section 2. DEFINED CONTRIBUTION PLAN ACCRUAL. To determine the Actuarial Equivalent annuity value of WILLIAM J. CADOGAN'S account balances attributable to contributions of the Employer in defined contribution plans as of a specified date (expressed in the Single Life Annuity form beginning on the first day of the calendar month following his Normal Retirement Age) the following steps shall be followed:

     (a) Determine the value of all such defined contribution plan accounts as of the valuation date under each defined contribution plan which is coincident with or immediately preceding such specified date;

     (b) Increase such account balances from such valuation dates to the last day of the calendar month in which his Termination of Employment occurs or, if later, the last day of the calendar month in which he would attain age sixty
(60) years at an assumed rate of earnings equal to eight percent (8%), compounded annually;

     (c) Convert the resulting total to an Actuarial Equivalent amount of monthly annuity in the Single Life Annuity form commencing on the last day of the calendar month in which his Termination of Employment occurs or, if later, the last day of the calendar month in which he would attain age sixty (60) years by applying the interest and mortality factors set forth in Section 1 above.

     Section 3. GENERAL FACTORS. Except to the extent otherwise specified in the Agreement, the following interest and mortality factors shall be used in determining the Actuarial Equivalent amount of any benefit:

INTEREST ASSUMPTION: One hundred twenty percent (120%) of the interest rate used by the Pension Benefit Guaranty Corporation to value immediate annuities in the event of plan terminations occurring on the first day of the calendar year in which occurs the date as of which the Actuarial Equivalent amount of benefit is being determined

MORTALITY ASSUMPTION: The 1983 Group Annuity Mortality Table (male lives) or a later table adopted by the State of Minnesota Insurance Department as a reserve basis for group annuities issued by life insurance companies doing business in Minnesota

                                       A-1